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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GOLF TRUST OF AMERICA, INC.

        We consent to the incorporation by reference in the Registration Statements No. 333-46657, No. 333-39628 and No. 333-46659 on Form S-8 and Registration Statements No. 333-56251, No. 333-39624 and No. 333-39622 on Form S-3 of our reports dated March 24, 2005, appearing in this Annual Report on Form 10-K of Golf Trust of America, Inc. for the year ended December 31, 2004.

/s/ BDO SEIDMAN, LLP
Charlotte, North Carolina
March 28, 2005	BDO Seidman, LLP

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM